CERTIFICATE OF INCORPORATION
                                       OF
                                  Azurel Ltd.

FIRST:  The name of the Corporation is Azurel Ltd.
SECOND: Its registered office is to be located at Chemical Bank Plaza, Suite 1600, 1201 N. Market St., Wilmington, DE 19801, County of New Castle. The registered agent is American Incorporators Ltd. whose address is the same as above.
THIRD: The nature of the business and purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Laws.
FOURTH: The amount of total authorized capital stock of the corporation is one thousand five hundred (1,500). All such shares are to be without par value and are to be of one class.
FIFTH:    The name and mailing address of the incorporator is as follows


                         Jennifer C. Plescia
                         Chemical Bank Plaza, Suite 1600
                         1201 N. Market Street
                         Wilmington, DE 19801


SIXTH: The powers of the undersigned incorporator will terminate upon filing of the certificate of incorporation. The name and mailing address of the person(s) who will serve as initial director(s) until the first annual meeting of stockholders or until a successor(s) is elected and qualified are:


                         Gerard Semhon
                         c/o Sam & Joe
                         160 5th Avenue, Suite 604
                         New York, NY 10010


SEVENTH: Each person who serves or who has served as a director shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this provision shall not eliminate or limit the liability or a director: (i) for any breach of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) for unlawful payment of dividend or unlawful stock purchase or redemption as such liability is imposed under Section 174 of the General Corporation Laws of Delaware; or (iv) for any transaction from which the director derived an improper personal benefit.

I, THE UNDERSIGNED, for the purpose of forming a corporation under the laws of the State of Delaware, do make, file and record this Certificate, and do certify that the facts stated herein are true, and I have accordingly hereunto set my hand.



                                       /s/ Jennifer C. Plescia
                                       INCORPORATOR

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                           CERTIFICATE OF AMENDMENT OF
                         CERTIFICATE OF INCORPORATION OF
                                  AZUREL LTD.


     Pursuant to Section 242 of the General Corporation Law of the State of Delaware, the undersigned officer of Azurel Ltd., a Delaware corporation (the Corporation"), does hereby certify as follows:

     FIRST:   The Certificate of Incorporation of the Corporation was filed in the office of the Secretary of State of Delaware on June 26, 1995.

     SECOND: The Certificate of Incorporation of the Corporation is amended by the following resolution adopted by the Board of Directors and the shareholders of the Corporation:

         RESOLVED, that the Certificate of Incorporation of the Corporation be amended by restating in its entirety Article FOURTH as follows:

     FOURTH: The total number of shares of all classes of capital stock which the corporation is authorized to issue shall consist of 10,000,000 shares of Common Stock, par value $0.001 per share.

     THIRD: The amendment of the Certificate of Incorporation was authorized by the consent of the directors in accordance with Section 141 of the General Corporation Law of the State of Delaware and by the consent of the shareholders pursuant to Section 228 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the undersigned President of the Corporation has signed this Certificate as of the 13th day of September, 1995, and hereby affirms that this is his true act and deed and that the statements contained herein are true under penalties of perjury.


                                      /s/ Constantine Bezas, President
                                      Constantine Bezas, President